UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 17, 2021

Codiak BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39615	47-4926530
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

35 CambridgePark Drive, Suite 500

Cambridge, MA 02140

(Address of principal executive offices and zip code)

(617) 949-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CDAK	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Anne-Virginie Eggimann, M.Sc. Appointed to the Board of Directors

On May 17, 2021, the Board of Directors (the “Board”) of Codiak Biosciences, Inc., a Delaware corporation (the “Company”), appointed Anne-Virginie Eggimann, M. Sc. to the Board and the Company’s Nominating and Corporate Governance Committee. Ms. Eggimann will serve as a Class II director with a term expiring at the Company’s 2022 annual meeting of stockholders (the “Annual Meeting”), and until such time as her successor is duly elected and qualified, or until her earlier death, resignation or removal.

Anne-Virginie Eggimann has served at bluebird bio, Inc. (“bluebird”) since September 2011, initially as Senior Director and then as Vice President of Regulatory Science, prior to her current position as Senior Vice President of Regulatory Science, which she has occupied since January 2019. Prior to her tenure at bluebird, Ms. Eggimann spent eleven years at Voisin Consulting, Inc. Life Sciences in a variety of roles, including as an Executive Director, General Manager and Project Director, each for the Global Management of Drugs and Biologics Projects, Business Development Management of US and Swiss teams. In addition, she has spent time as the Chair of the Regulatory Committee of the Alliance for Regenerative Medicine from 2015 to 2018. Ms. Eggimann has a M.Sc. in Environmental Health Sciences from University of California Los Angeles, School of Public Health and a B.S. in Chemical Engineering from the California Institute of Technology.

As a non-employee director, Ms. Eggimann will receive cash and equity compensation paid by the Company pursuant to its non-employee director compensation practices. There are no arrangements or understandings between Ms. Eggimann and any other person pursuant to which Ms. Eggimann was selected as a director, and there are no transactions between Ms. Eggimann and the Company that would require disclosure under Item 404(a) of Regulation S-K. In addition, the Company has entered into an indemnification agreement with Ms. Eggimann in connection with her appointment to the Board which is in substantially the same form as that entered into with the other directors of the Company.

Following the appointment of Ms. Eggimann, the Company’s Class II directors will consist of her, Charles L. Cooney, Ph.D. and Jason Haddock. The terms of the Class II directors will expire at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2021	Codiak BioSciences, Inc.

	By:	/s/ Douglas E. Williams
	Name:	Douglas E. Williams, Ph.D.
	Title:	Chief Executive Officer and President